Exhibit (n)

taitweller.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our opinion in the Registration Statement filed in the Pre-Effective Amendment No. 2 to Form N-2 by IDA Private Access Fund of our report dated September 30, 2025 relating to our audit of the Financial Statements of IDA Private Access Fund, as of and for the period ended September 2, 2025, and to the references to our Firm in the Pre-Effective Amendment No. 2 to Form N-2.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania December 8, 2025